Exhibit 10.21

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is made as of March 8, 2017, by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust (“Guarantor”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as the Lender (“Lender”) and in its capacity as Agent for itself and the other lending institutions which may become a party to the Loan Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, and Lender are party to that certain Term Loan Agreement, dated as of September 28, 2016 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Loan Agreement”);

WHEREAS, Guarantor is party to that certain Unconditional Guaranty of Payment and Performance, dated as of September 28, 2016 (as the same may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Guaranty”);

WHEREAS, Borrower and Guarantor have requested that Agent and Lender make certain modifications to the Loan Agreement, and Agent and the Lender have consented to such modifications subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.             Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Loan Agreement.

2.             Modifications of the Loan Agreement.  The Borrower, Agent and the Lender do hereby modify and amend the Loan Agreement as follows:

(a)           By inserting the following new definitions in § 1.1 of the Loan Agreement, in the appropriate alphabetical order:

“IPO Date.  The date on which the common stock of REIT is first publicly listed for trading on NASDAQ, the New York Stock Exchange or another nationally recognized exchange.”;

“Revolver Borrowing Base Value.  For all of the Borrowing Base Properties taken collectively, the aggregate Appraised Value or purchase price (minus any writedowns or impairments), whichever is lower for each Borrowing Base Property, provided that (i) if there is no Appraisal of any such Borrowing Base Property, then the purchase price shall be used for such Borrowing Base Property, and (ii) for the Initial Borrowing Base Properties (as defined in the Existing Credit Agreement), only the Appraised Value shall be used.”; and

“XPO Acquisition Date.  The date on which Borrower or any Subsidiary of Borrower acquires the real property located at 12301 Bluffton Road, Fort Wayne, Indiana 46809, commonly known as the Fort Wayne Logistics Center.”;

(b)           By deleting in its entirety the definition of Existing Credit Agreement appearing in §1.1 of the Loan Agreement and inserting in lieu thereof the following new definition:

“Existing Credit Agreement.  That certain Credit Agreement, dated as of January 29, 2016, by and among Borrower, KeyBank, Agent and certain other lenders, as amended by that certain First Amendment to Credit Agreement, dated as of August 4, 2016, among Borrower, KeyBank, Agent and certain other lenders and that certain Second Amendment to Credit Agreement, dated as of March 8, 2017, among Borrower, KeyBank, Agent and certain other lenders, and as the same may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated.”;

(c)           By deleting in its entirety the definition of Funds from Operations appearing in §1.1 of the Loan Agreement and inserting in lieu thereof the following new definition:

“Funds from Operations.  With respect to any Person for any period, an amount equal to (a) the Net Income (or Loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (including amortization of non-cash in place leasing costs, amortization of deferred financing costs and other above and below market rent adjustments), plus (d) non-recurring acquisition costs for such period, all after adjustment for unconsolidated partnerships and joint ventures; provided, that for purposes of determining Funds from Operations for any Person, any property acquired by such Person during any calendar quarter shall be deemed to have been owned by such Person for the entire calendar quarter in which such property was acquired and the calculation of Funds from Operations shall be adjusted accordingly on a pro forma basis in a manner reasonably acceptable to the

Agent.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.  Except as provided above, Funds from Operations shall be reported in accordance with NAREIT policies as amended from time to time.  For the avoidance of doubt, only the REIT’s Equity Percentage of the above with respect to DSTs shall be included in the calculation of Funds from Operations (except that revenue received by such Person for acquisition fees or management fees on account of noncontrolling interests in DSTs shall be included in the Net Income (or Loss) of such Person for purposes of calculating Funds from Operations).”;

(d)           By deleting in its entirety the definition of Maturity Date appearing in § 1.1 of the Loan Agreement and inserting in lieu thereof the following new definition:

“Maturity Date.  The date which is the earliest to occur of (i) the IPO Date, (ii) September 27, 2017, and (iii) any earlier date on which the Loans shall become due and payable pursuant to the terms hereof.”;

(e)           By deleting in its entirety §3.2(b) of the Loan Agreement and inserting in lieu thereof the following new §3.2(b):

“(b)         From and after the date which is the earlier to occur of (i) the XPO Acquisition Date, and (ii) April 15, 2017, the Borrower shall pay within three (3) Business Day of receipt thereof all Net Offering Proceeds to the Agent for the respective accounts of the Lenders for application to the principal balance of the Term Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.7.”;

(f)            By deleting in its entirety §8.7(a) of the Loan Agreement and inserting in lieu thereof the following new §8.7(a):

“(a)         The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners, to the extent that the aggregate amount of such Distribution paid, when added to the aggregate amount of all other Distributions paid in any period of four (4) consecutive calendar quarters, exceeds (i) during the time period commencing on July 1, 2017 and continuing through and including September 30, 2017, one hundred twenty-five percent (125%) of such Person’s Funds from Operations for such period, and (ii) from and after the time period commencing on October 1, 2017, one hundred percent (100%) of such Person’s Funds from Operations for such period, provided that (X) the period of measurement shall commence July 1, 2017, and thereafter the aggregate amount of such permitted Distributions shall be determined by using only the calendar quarters elapsed from July 1, 2017 and, until four (4) consecutive calendar quarters thereafter have elapsed, annualizing such amount in a manner reasonably acceptable to Agent, and (Y) for any

Equity Interests which are issued by Borrower or REIT during any calendar quarter after the period of measurement has commenced, such Equity Interests shall be deemed to have been issued on the first day of such calendar quarter and the Distributions made on account of such Equity Interests shall be adjusted accordingly on a pro forma basis in a manner reasonably acceptable to Agent for purposes of determining the aggregate amount of permitted Distributions under this §8.7(a); provided, further, that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.”; and

(g)           By inserting the following new §9.5 into the Loan Agreement:

“§9.5      Revolver Borrowing Base Value.  From and after the XPO Acquisition Date, the Borrower will not at any time permit the Revolver Borrowing Base Value to be less than $107,360,000.00.”

3.             References to Loan Agreement.  All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement, as modified and amended herein.

4.             Consent of Borrower and Guarantor.  By execution of this Amendment, Borrower and the Guarantor hereby expressly consent to the modifications and amendments relating to the Loan Agreement as set forth herein, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as expressly modified hereby, remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

5.             Representations.  Borrower and Guarantor represent and warrant to Agent and the Lender as follows:

(a)           Authorization.  The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b)           Enforceability.  This Amendment is the valid and legally binding obligation of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)           Approvals.  The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)           Reaffirmation.  Borrower and Guarantor hereby repeat and reaffirm all representations and warranties made by Borrower and Guarantor to the Agent in the Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.  Borrower and Guarantor further reaffirm, represent and agree that, as of the date hereof, each and every representation and warranty made by the Borrower, the Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith is true and correct in all material respects as of the date hereof, except to the extent of changes in factual circumstances which are expressly and specifically permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made by Borrower as of a specified date shall be required to be true and correct only as of such specified date).

6.             No Default.  By execution hereof, Borrower and Guarantor certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7.             Waiver of Claims.  Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or Lender, or any past or present officers, agents or employees of Agent or Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8.             Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement remain unaltered and in full force and effect, and (i) the Loan

Agreement, as amended by this Amendment, constitutes the valid and legally binding obligation of the Borrower enforceable against Borrower in accordance with its terms, and (ii) the Guaranty constitutes the valid and legally binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms.  The execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of any Borrower’s or Guarantor’s obligations under the Loan Documents, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement as modified and amended herein.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the Obligations.

9.             Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

10.          Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11.          Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.          Final Agreement.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.          Effective Date.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lender hereinafter referred to as the “Amendment Closing Date”):

(a)           Execution of this Amendment.  The Agent shall have received executed originals of counterpart signature pages to this Amendment from Borrower, Guarantor, Agent, and the Lender.

(b)           Partial Prepayment.  On or before the Amendment Closing Date, the Borrower shall make a principal prepayment of the Loans equal to or greater than $2,000,000.00 (provided, that if such prepayment, or any portion thereof, is made with respect to any LIBOR Rate Loans and is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7 of the Loan Agreement).

(c)           Representations and Warranties.  The representations and warranties contained in §6 of the Loan Agreement shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Amendment Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall only be required to have been true and correct in all material respects as of such earlier date and except to the extent of changes resulting from transactions or events permitted by the Loan Documents).

14.          Fees.  The Borrower shall have paid all fees and expenses of Agent in connection with this Amendment and the matters addressed herein (including, without limitation, the fees and expenses of Agent’s Special Counsel) in accordance with §15 of the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:	/s/ John E. Warch
Name:	John E. Warch
Title:	Chief Financial Officer
Four Springs Capital Trust

(SEAL)

GUARANTOR:

FOUR SPRINGS CAPITAL TRUST, a Maryland real estate investment trust, its general partner

By:	/s/ John E. Warch
Name:	John E. Warch
Title:	Chief Financial Officer
Four Springs Capital Trust

(SEAL)

[Signatures Continued on Next Page]

FIRST AMENDMENT TO LOAN AGREEMENT

AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION,
a national banking association, individually and as Agent

By:	/s/ James Komperda
Name:	James Komperda
Title:	Vice President

(SEAL)

FIRST AMENDMENT TO LOAN AGREEMENT